Exhibit 10.1

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

AMENDMENT NO. 2 TO DEVELOPMENT AND

MANUFACTURING SERVICES AGREEMENT

Amendment No. 2 to Development and Manufacturing and Services Agreement effective as of July 15, 2020 (the “Amendment No. 2”), between RHYTHM PHARMACEUTICALS, INC., a Delaware corporation, located at 222 Berkeley Street, 12th Floor, Boston, MA 02116, f/k/a Rhythm Metabolics, Inc. (“RHYTHM”), and Corden Pharma Brussels S.A., a Belgian company located at Rue de Ransbeek 310, 1120 Bruxelles, successor-in-interest to Peptisyntha, Inc. (“MANUFACTURER,” and together with Rhythm, the “Parties”, and each, a “Party”).

WHEREAS, Rhythm and Peptisyntha Inc. have entered into a Development and Manufacturing and Services Agreement, effective as of July 17, 2013 (the “Existing Agreement”), which was assigned from Peptisyntha Inc. to Corden Pharma Brussels S.A. f/k/a Peptisyntha S.A.; and

WHEREAS, the Parties have entered into a Quality Agreement with an effective date of March 27, 2019 superseding all previous quality assurance agreements between them (the “Quality Agreement”); and

WHEREAS, the Parties have entered into an Amendment No. 1 of the Existing Agreement effective February 20, 2020, including as Appendix B a new Setmelanotide Work Order (the “Amendment No. 1”); and

WHEREAS, any reference to the Agreement shall be understood as a reference to the Existing Agreement, as amended by Amendment No. 1; and

WHEREAS, the Parties have agreed to a Memorandum of Understanding (“MOU”) dated July 8, 2020 concerning, among other things, the terms of this Amendment No. 2, and

WHEREAS, the COVID-19 pandemic has affected the Kingdom of Belgium substantially, which led to a partial shutdown of the entire economy of the country starting mid-March 2020 and has not yet been overcome; and

WHEREAS, the Parties hereto desire to amend the Agreement to provide for a revised basis for the preparation of the manufacture of Setmelanotide API lots by Manufacturer on the terms and subject to the conditions set forth herein; and

WHEREAS, pursuant to Section 15.6 of the Agreement, the amendment contemplated by the Parties must be contained in a written agreement signed by an authorized representative of each Party.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment No. 2 have the respective meanings assigned to them in the Agreement.

2. Amendment No. 2 to the Agreement. As of the effective date of Amendment No. 2, the Agreement is hereby amended or modified as follows:

STRICTLY CONFIDENTIAL Work Order for for Amendment No. 2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Section 2.4 of the Agreement is hereby deleted in its entirety and replaced by the following Section 2.4:

2.4 Manufacture of Setmelanotide API.

(a) Rhythm desires for Manufacturer to manufacture Setmelanotide API on behalf of Rhythm, after all necessary preparatory works have been completed by Manufacturer, and Manufacturer desires to perform such service, subject to further negotiations regarding mutually acceptable timelines for the manufacturing slots for Setmelanotide API. The Parties will enter into a revised Work Order that will set forth the material terms of that project (the “Setmelanotide Work Order”), and such Setmelanotide Work Order shall also be subject to the terms of the Agreement, the Quality Agreement, and this Amendment No. 2, including, without limitation, the provisions of the milestone schedule attached to this Agreement as Appendix B1 (“Revised Milestone Schedule”).

(b) The Parties hereby agree that the Milestone Schedule (Appendix B) shall be deleted in its entirety and be replaced by the new Revised Milestone Schedule (Appendix B1), which will supersede the terms of the Milestone Schedule as agreed in Amendment No. 1.

(c) Rhythm agrees to pay to Manufacturer the applicable fees and success milestone payment set forth in the Revised Milestone Schedule within [***] ([***]) days of the successful completion of each milestone as set forth in Appendix B1. The successful completion of each milestone, as defined by the associated deliverable, and the determination of the date of completion shall be governed by the terms of the Agreement and the Quality Agreement, and in particular Section 6 of the Agreement (Testing and Acceptance Process), which – to the extent the respective Work Order covers the performance of Services which do not comprise Manufacturing of Setmelanotide API – may be applied mutatis mutandis for those Service deliverables as may be further described in the respective Work Order. The quality of the Setmelanotide API shall be in accordance with the respective mutually agreed specifications including all intermediate specifications. Due to the nature of the timelines, Rhythm acknowledges that Manufacturer has to timely initiate performance of certain milestones even before preceding milestones are met. Thus, the commencement of a milestone may be independent of the completion of the preceding milestone, and each successfully completed milestone shall be paid for separately.

(d) Notwithstanding Section 14.1 of the Agreement, Rhythm, in Rhythm’s sole and absolute discretion, has the option to terminate the Setmelanotide Work Order at any time after the effective date of this Amendment No. 2. If Rhythm terminates the Setmelanotide Work Order, Rhythm shall reimburse Manufacturer for the expenses accrued under the Setmelanotide Work Order up to the time of termination. If termination occurs between two milestones, then the payment will be for expenses incurred and fees for services initiated before the termination, but in no event shall Rhythm’s reimbursement obligation exceed the amount of fees (but not milestone payments) due upon successful completion of the milestone during which termination occurred. If Rhythm terminates the Setmelanotide Work Order, Manufacturer shall not be entitled to any other fees or additional milestone payments set forth on the Milestone Schedule for milestones subsequent to termination.

3. Miscellaneous.

(a) This Amendment No. 2 is governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws provisions of such State.

(b) This Amendment No. 2 shall inure to the benefit of and be binding upon each of the Parties and each of their respective successors and assigns.

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Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(c) The headings in this Amendment No. 2 are for reference only and do not affect the interpretation of this Amendment No. 2.

(d) This Amendment No. 2 may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 2 electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment No. 2.

(e) This Amendment No. 2 constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

(e) Each Party shall pay its own costs and expenses in connection with this Amendment No. 2 (including the fees and expenses of its advisors, accountants, and legal counsel).

(f) Time is of the essence with respect to all agreed milestones listed as specific dates in Appendix B1. Failure by Manufacturer to successfully complete any milestone as defined by the Setmelanotide Work Order by 11:59 p.m. EST of the agreed specific dates shall lead to a preclusion of Manufacturer’s rights to request the milestone payment associated with the missed milestone, unless such failure is caused by Rhythm, with any such Rhythm-caused delay being calculated based on the actual number of delay days attributable directly to Rhythm, or due to a force majeure event. In such event of a delay of a milestone, only the agreed fees shall become due upon completion of the milestone.

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 2 as of the date first written above.

RHYTHM PHARMACEUTICALS, INC.

By:/s/ Hunter Smith

Name:Hunter Smith

Title:Interim CEO and CFO

CORDEN PHARMA BRUSSELS, S.A.

By:/s/ Jan Braes

Name:Jan Braes

Title:General Manager

By:/s/ Alain Rifflart

Name:Alain Rifflart

Title:CFO

STRICTLY CONFIDENTIAL Work Order for for Amendment No. 2 Page 3 of 4

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Appendix B1

Revised Milestone Schedule

Setmelanotide WORK ORDER

STRICTLY CONFIDENTIAL Work Order for for Amendment No. 2 Page 4 of 4